Exhibit 5.1

November 7, 2008

Board of Directors

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Washington, DC 20005

Ladies and Gentlemen:

We are acting as counsel to DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to (a) the possible issuance of up to 31,162,272 shares of common stock, par value $.001 per share (the “Primary Shares”), of the Company, if and to the extent that certain holders of units of limited partnership interest (“Units”) in DuPont Fabros Technology, L.P. (the “Partnership”), a Maryland limited partnership of which the Company is the sole general partner, tender such Units for redemption and the Company elects to issue Primary Shares in exchange for these Units, and (b) the resale from time to time of any Primary Shares by selling stockholders identified in the Registration Statement, any pre-effective amendment to the Registration Statement and one or more prospectus supplements to the final prospectus included as part of the Registration Statement (the “Secondary Shares”, and together with the Primary Shares, the “Redemption Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that (i) the Redemption Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement of Incorporation and (ii) at the time of any offer and issuance of any Redemption Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended,” includes the statutory provisions contained

Board of Directors

DuPont Fabros Technology, Inc.

November 7, 2008

therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Redemption Shares (x) if and when issued and delivered in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership and certain resolutions of the board of directors of the Company adopted at a meeting held on October 17, 2008 relating to the issuance of the Redemption Shares and arrangements in connection therewith upon redemption of Units as contemplated thereby, and (y) upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.